UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2019

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2019, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into a Master Non-Recourse Loan Participation Agreement (“Participation Agreement”) with CoBank, ACB and CoBank, FCB (collectively, “CoBank”), under which Farmer Mac may purchase from CoBank and CoBank may purchase from Farmer Mac undivided participation interests in eligible loans (“Loan Participations”) from time to time. Under the Participation Agreement, the sale and purchase of the Loan Participations will be without recourse to the selling party. Each Loan Participation may comprise up to a 100% interest in the related loan, with default mitigation to be determined by the party with the greater interest in the loan.

On February 13, 2019, Farmer Mac also entered into a Loan Participation Servicing Agreement (“Servicing Agreement,” collectively with the Participation Agreement, “Agreements”), under which CoBank will service Loan Participations purchased by Farmer Mac under the Participation Agreement. Under the Servicing Agreement, CoBank will service the Loan Participations in accordance with CoBank’s customary servicing practices that it undertakes for similar loans in its own portfolio. CoBank also will provide periodic reports relating to remittances, delinquencies, and risk ratings for the Loan Participations that are materially consistent with reports Farmer Mac receives from its other servicers. CoBank will receive a reasonable fee for servicing each Loan Participation, which will be determined at the time of sale and retained by CoBank from each interest remittance on the respective Loan Participation before distribution of that remittance to Farmer Mac.

CoBank has a “related party” relationship with Farmer Mac as a result of CoBank’s ownership of Farmer Mac common stock. CoBank is the second-largest owner of Farmer Mac’s Class B voting common stock and is named as a holder of more than 5% of Farmer Mac’s Class B voting common stock in Farmer Mac’s Proxy Statement dated April 2, 2018 and filed with the SEC on that same date. The Agreements were entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other participants in Farmer Mac’s lines of business that do not have a related party relationship with Farmer Mac.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Master Non-Recourse Loan Participation Agreement, between CoBank, ACB, CoBank, FCB, and Farmer Mac, dated as of February 13, 2019

10.2    Loan Participation Servicing Agreement, between CoBank, ACB and Farmer Mac, dated as of February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: February 20, 2019